EXHIBIT 4.173
     PATENT SECURITY AGREEMENT dated as of May 4, 2010 (this “Agreement”), among the grantors listed on Schedule I hereto (the “U.S Grantors”) and The Bank of New York Mellon, as collateral agent (in such capacity, the “Collateral Agent”).
     Reference is made to (a) the Collateral Agreement dated as of November 5, 2009 (as amended, restructured, renewed, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Collateral Agreement”), among Reynolds Group Holdings Inc. (“RGHI”), Reynolds Consumer Products Holdings Inc. (the “U.S. Term Borrower” and, together with RGHI, the “U.S. Term Borrowers”), Closure Systems International Holdings Inc. (together with the U.S. Term Borrowers, the “Borrowers”), Reynolds Group Issuer LLC (the “U.S. Issuer”), Reynolds Group Issuer Inc. (the “U.S. Co-Issuer” and, together with the U.S. Issuer, the “Issuers”), the Subsidiaries of Reynolds Group Holdings Limited (“Holdings”) from time to time party thereto and the Collateral Agent, (b) the Credit Agreement dated as of November 5, 2009 as amended by Amendment No. 1 dated as of January 1, 2010 (as further amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the European Borrowers (as defined therein), Holdings, the lenders from time to time party thereto (the “Lenders”) and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent, and (c) the Indenture dated as of November 5, 2009 (as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or otherwise modified from time to time, the “Senior Secured Note Indenture”), among the Issuers, Reynolds Group Issuer (Luxembourg) S.A., the Note Guarantors (as defined therein) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar. The Lenders have agreed to extend credit to the Borrowers pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The Senior Secured Note Holders have agreed to extend credit to the Issuers pursuant to, and upon the terms and conditions specified in, the Senior Secured Note Indenture. The parties hereto agree as follows:
     SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified pursuant to the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.
     SECTION 2. Grant of Security Interest. Each U.S. Grantor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a Security Interest in all of such U.S. Grantor’s right, title or interest in, to and under all of the Patents of such U.S. Grantor (including those listed on Schedule II hereto) now owned or at any time hereafter acquired by such U.S. Grantor or in which such U.S. Grantor now has or at any time in the future may acquire any right, title or interest as security for the payment or performance, as the case may be, in full of the Obligations.

     SECTION 3. Purpose. This Agreement has been executed and delivered by the parties hereto for the purpose of recording the grant of the Security Interest with the United States Patent and Trademark Office. This Agreement is expressly subject to the terms and conditions set forth in the Collateral Agreement.
     SECTION 4. Collateral Agreement. The U.S. Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the Patents are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.
     SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other customary means of electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.
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2

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BRPP, LLC by Blue Ridge Paper Products Inc., its sole member and manager
/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary of Blue Ridge Paper Products Inc.

EVERGREEN PACKAGING INC.,
By	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Secretary

[Signature Page to Patent Security Agreement]

THE BANK OF NEW YORK MELLON, as Collateral Agent,
By	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President

[Signature Page to Patent Security Agreement]

Schedule I
U.S. Grantors
BRPP, LLC
Evergreen Packaging Inc.

Schedule II
Patents
BRPP, LLC
U.S. Patents

Patent No.	Issue Date
5,014,854	5/14/1991
5,065,938	11/19/1991
5,135,463	8/4/1992
5,141,691	08/25/1992
5,175,036	12/29/1992
5,324,528	6/28/1994
5,616,353	4/1/1997
6,372,317	4/16/2002
6,887,538	5/3/2005
7,235,306	6/26/2007
7,276,294	10/2/2007
7,430,545	09/30/2008
7,628,314	12/8/2009
U.S. Patent Applications

Patent Application No.	Filing Date
11/821,722	6/25/2007
11/895,457	8/24/2007

EVERGREEN PACKAGING INC.
U.S. Patents

Title	Type	Serial No.	Patent No.
GABLE TOP CARTON WRAPPER	UTL	07/691,249	5,060,804
POUR SPOUT CONSTRUCTION AND METHOD	UTL	07/693,197	5,110,040
POUR SPOUT CONSTRUCTION	UTL	07/551,818	5,152,438
BAG LINED CARTON WITH POUR SPOUT	UTL	07/646,897	5,156,295
MODULAR TRACK SECTION FOR AN ENDLESS CONVEYOR	UTL	07/799,256	5,178,263
MULTIPLE BARB PICK	UTL	07/763,721	5,181,444
CARTON BOTTOM SEALER	UTL	08/215,173	5,482,204
CARTON BOTTOM SEALING DIES	UTL	08/541,943	5,588,943
CONTAINER FABRICATION METHOD	UTL	08/747,774	5,683,339
HEAT-SEALS ABILITY OF POLYOLEFINS	UTL	08/686,892	5,693,373
CONTAINER FIXANT APPLICATOR AND METHOD FOR PRODUCTION AND APPLICATION THEREFOR	UTL	08/591,815	5,711,475
NON-FOIL POLYMER COATED CARTONS FOR PACKAGING FOOD AND NON-FOOD PRODUCTS	UTL	08/527,620	5,712,006
METHOD FOR FITTING A DEVICE FOR THE OPENING AND CLOSING OF A PACK	UTL	08/816,031	5,778,637
PAPERBOARD CARTONS HAVING PROTECTED BOARD RAW EDGES SURFACES AND METHOD OF MANUFACTURE	UTL	08/842,539	5,810,243
METHOD FOR PRODUCTION AND APPLICATION OF A CONTAINER FIXANT APPLICATOR THEREFOR	UTL	09/007,358	5,916,080
ASEPTIC BRICK PACKAGE SPOUT	UTL	08/868,818	5,960,992
METHOD FOR PREVENTING BULGE OF LIQUID PACKAGING	UTL	09/131,749	5,975,158
EXTENDED LONG LIFE JUICE CARTON STRUCTURE AND METHOD OF CONSTRUCTION	UTL	09/010,832	6,110,548
CONTAINER FOR THE SELECTIVE SCAVENGING OF CITRUS JUICE COMPONENTS	UTL	09/301,013	6,169,044
PRESSURE PAD HAVING SCULPTED QUADRANTAL REGIONS	UTL	09/421,809	6,315,705

Title	Type	Serial No.	Patent No.
DEVICE FOR OPENING AND CLOSING A PACKAGE	UTL	09/781,781	6,354,467
CLAY-FILLED POLYMER BARRIER MATERIALS FOR FOOD PACKAGING APPLICATIONS	UTL	09/022,825	6,358,576
EASY OPENING POUR SPOUT	UTL	09/353,256	6,390,342
POLYOLEFIN TIE MATERIAL FREE BARRIER CARTON WITH POLYETHYLENE TEREPHTHALATE PRODUCT CONTACT LAYER	UTL	09/321,880	6,534,139
CONTAINER PATCH AND METHOD OF FORMATION	UTL	09/851,253	6,579,390
MULTILAYER PAPERBOARD PACKAGING STRUCTURE INCLUDING POLYOLEFIN POLYAMIDE BLEND LAYER	UTL	09/918,521	6,582,808
METHOD OF CLOSING THE BOTTOM OF A CONTAINER	UTL	09/798,597	6,599,225
ADJUSTABLE CARTON STOP	UTL	09/977,614	6,609,355
CARTON BOTTOM FORMING METHOD AND APPARATUS	UTL	09/689,193	6,626,810
SEAL FOR CLEAN-IN-PLACE ENCLOSURE FOR A PACKAGING MACHINE	UTL	09/977,412	6,637,749
METHOD AND APPARATUS FOR CLOSING OPEN END OF CARTON BLANK	UTL	09/977,436	6,669,614
PROCESS FOR ACTIVATING OXYGEN SCAVENGER COMPONENTS DURING GABLE TOP CARTON FILLING PROCESS	UTL	09/919,952	6,689,314
METHOD AND APPARATUS FOR CLOSING OPEN END OF CARTON BLANK	UTL	10/686,761	6,837,029
APPARATUS FOR FORMING A BOTTOM CLOSURE FOR A CONTAINER	UTL	10/444,170	6,881,180
CARTON BOTTOM FORMING METHOD AND APPARATUS	UTL	10/657,662	6,887,191
HANDLED CONTAINER	UTL	10/608,165	6,918,533
BARRIER LAMINATE STRUCTURE FOR PACKAGING BEVERAGES	UTL	10/428,147	7,229,678
CONTAINER GUIDE FOR A CONTAINER FILLING APPARATUS	UTL	11/059,233	7,237,580

Title	Type	Serial No.	Patent No.
PRESSURE PAD FOR CLOSING BOTTOM OF CARTON	UTL	11/363,879	7,326,163
CARTON BOTTOM SEALER APPARATUS AND METHOD	UTL	11/302,760	7,377,891
CARTON TOP SEALER APPARATUS AND METHOD	UTL	11/302,841	7,392,639
RUPTURABLE OPENING FOR SEALED CONTAINER	UTL	10/892,961	7,556,191
FLUID DISCHARGE NOZZLE	UTL	11/109,520	7,594,616
LIFTING DEVICE FOR A VACUUM TRANSFER SYSTEM	UTL	11/831,266	7,631,912
ENCLOSED CARTON MAGAZINE ASSEMBLY	UTL	11/304,832	7,665,727
PAPERBOARD BOTTLE	DES	29/164,474	D475,630
PAPERBOARD BOTTLE WITH ARCED HANDLE	DES	29/175,656	D483,272
PAPERBOARD BOTTLE	DES	29/175,655	D503,343
HANDLED CONTAINER	DES	29/185,430	D513,991
CARTON	DES	29/302,670	D578,389
CARTON	DES	29/324,065	D589,791
CARTON	DES	29/334,041	D596,027
CARTON	DES	29/306,589	D601,016
NON-FOIL COMPOSITE STRUCTURES FOR PACKAGING JUICE	UTL	07/434,636	RE33,376
U.S. Patent Applications

Title	Type	Serial No.
CONTAINER FITMENT HAVING ELLIPSOIDAL OPENING	UTL	10/804,933
CONTAINER FILLING APPARATUS INCLUDING CLEANING SYSTEM	UTL	11/302,828
NON-FOIL BARRIER LAMINATES	UTL	10/288,841